Exhibit 99.1

News Release
RAMBUS REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

•Exceeded Q1 guidance for revenue
•Delivered record quarterly product revenue of $48.0 million driven by memory interface chips
•Strengthened balance sheet by retiring debt and generating $42.6 million in cash from operations

SAN JOSE, Calif. – May 2, 2022– Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the first quarter ended March 31, 2022. GAAP revenue for the first quarter was $99.0 million, licensing billings were $64.1 million, product revenue was $48.0 million, and contract and other revenue was $20.6 million. The Company also generated $42.6 million in cash provided by operating activities in the first quarter.

“Rambus delivered a strong first quarter with record product revenue propelled by robust demand in the data center,” said Luc Seraphin, chief executive officer of Rambus. “With our balanced and diverse portfolio of offerings contributing at scale, we continue to generate cash, execute on our strategy and invest in exciting programs to accelerate the company’s profitable growth.”

Quarterly Financial Review - GAAP	Three Months Ended March 31,
(In millions, except for percentages and per share amounts)	2022	2021
Revenue
Product revenue	$48.0	$30.8
Royalties	30.4	28.9
Contract and other revenue	20.6	10.7
Total revenue	99.0	70.4
Cost of product revenue	18.4	11.4
Cost of contract and other revenue	0.6	1.6
Amortization of acquired intangible assets (included in total cost of revenue)	3.4	4.4
Total operating expenses (1)	68.3	56.5
Operating income (loss)	$8.3	$(3.5)
Operating margin	8%	(5)%
Net loss	$(66.2)	$(2.6)
Diluted net loss per share	$(0.60)	$(0.02)
Net cash provided by operating activities	$42.6	$39.5
_________________________________________
(1)    Includes amortization of acquired intangible assets of approximately $0.4 million and $0.2 million for the three months ended March 31, 2022 and 2021, respectively.

Quarterly Financial Review - Supplemental Information(1)	Three Months Ended March 31,
(In millions)	2022	2021
Licensing billings (operational metric) (2)	$64.1	$63.5
Product revenue (GAAP)	$48.0	$30.8
Contract and other revenue (GAAP)	$20.6	$10.7
Non-GAAP cost of product revenue	$18.3	$11.3
Cost of contract and other revenue (GAAP)	$0.6	$1.6
Non-GAAP total operating expenses	$56.0	$45.3
Non-GAAP interest and other income (expense), net	$(0.3)	$(0.6)
Diluted share count (GAAP)	113	116
_________________________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below.

(2)     Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

GAAP revenue for the quarter was $99.0 million, exceeding the Company’s guidance. The Company also had licensing billings of $64.1 million, product revenue of $48.0 million, and contract and other revenue of $20.6 million. The Company had GAAP cost of revenue of $22.4 million and operating expenses of $68.3 million. The Company also had total non-GAAP operating expenses of $74.9 million (which includes non-GAAP cost of revenue). The Company had GAAP diluted net loss per share of $0.60. The Company's basic share count was 110 million shares and its diluted share count would have been 113 million shares.

Cash, cash equivalents, and marketable securities as of March 31, 2022 were $343.7 million, a decrease of $141.9 million from December 31, 2021, mainly due to approximately $174.5 million paid in connection with the repayment of 2023 senior notes, $55.1 million paid in connection with the settlement of warrants, partially offset by proceeds of $72.4 million from the settlement of senior convertible note hedges and $42.6 million cash generated by operating activities.

2022 Second Quarter Outlook

The Company will discuss its full revenue guidance for the second quarter of 2022 during its upcoming conference call. The following table sets forth second quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (operational metric) (2)	$61 - $67	$61 - $67
Product revenue (GAAP)	$49 - $55	$49 - $55
Contract and other revenue (GAAP)	$18 - $24	$18 - $24
Total operating costs and expenses	$92 - $88	$79 - $75
Interest and other income (expense), net	$1	($1)
Diluted share count	114	114
_________________________________________
(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below.
(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

For the second quarter of 2022, the Company expects licensing billings to be between $61 million and $67 million. The Company also expects royalty revenue to be between $42 million and $48 million, product revenue to be between $49 million and $55 million and contract and other revenue to be between $18 million and $24 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales, solutions licensing among other matters.

The Company also expects operating costs and expenses to be between $92 million and $88 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $79 million and $75 million. These expectations also assume non-GAAP interest and other income (expense), net, of ($1 million), tax rate of 24% and diluted share count of 114 million, and exclude stock-based compensation expense ($9 million), amortization expense ($4 million), non-cash interest expense on convertible notes ($0.1 million) and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($2 million).

Conference Call

The Company's management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 6285426.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: cost of product revenue, operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, expense on abandoned operating leases, change in fair value of earn-out liability, loss on extinguishment of debt, loss on fair value adjustment of derivatives, net, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Restatement and shareholder activist costs. These charges consist of costs associated with our restatement of our financial statements and certain shareholder activist costs and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Change in fair value of earn-out liability. This change is due to adjustments of acquisition purchase consideration. The Company excludes these adjustments because such adjustments are not directly related to ongoing business results and do not reflect expected future operating expenses.

Loss on extinguishment of debt. The Company has excluded loss on extinguishment of debt as this represents a cost of repurchasing its existing convertible notes and is not a reflection of the Company's ongoing operations.

Loss on fair value adjustment of derivatives, net. The Company has excluded its loss on fair value adjustment of derivatives, net, as this represents cost and benefits of repurchasing its convertible notes and is not a reflection of the Company's ongoing operations.

Realized loss on sale of marketable securities sold for the purpose of notes repurchase. The Company has excluded its realized loss on sale of marketable securities sold for the purpose of notes repurchase as this is not a reflection of the Company's ongoing operations.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2022 and 2021, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the second quarter of 2022 and related drivers, and the Company’s ability to effectively manage supply chain shortages. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission, as well as the potential adverse impacts related to, or arising from, the Novel Coronavirus (COVID-19) and its variants. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Keith Jones
Vice President, Finance and Interim Chief Financial Officer
Rambus Inc.
(408) 462-8000
kjones@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$179,129	$107,891
Marketable securities	164,562	377,718
Accounts receivable	51,232	44,065
Unbilled receivables	131,748	135,608
Inventories	6,164	8,482
Prepaids and other current assets	12,277	10,600
Total current assets	545,112	684,364
Intangible assets, net	57,634	58,420
Goodwill	279,793	278,810
Property, plant and equipment, net	54,965	56,035
Operating lease right-of-use assets	22,714	23,712
Deferred tax assets	3,986	4,047
Unbilled receivables	93,367	123,018
Other assets	3,304	4,240
Total assets	$1,060,875	$1,232,646

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,540	$11,279
Accrued salaries and benefits	17,402	20,945
Convertible notes	73,860	163,687
Deferred revenue	20,624	24,755
Income taxes payable	21,015	20,607
Operating lease liabilities	5,854	5,992
Other current liabilities	14,107	20,002
Total current liabilities	168,402	267,267
Long-term liabilities:
Long-term operating lease liabilities	27,939	29,099
Long-term income taxes payable	16,681	21,424
Deferred tax liabilities	24,572	23,985
Other long-term liabilities	30,155	28,475
Total long-term liabilities	99,347	102,983
Total stockholders’ equity	793,126	862,396
Total liabilities and stockholders’ equity	$1,060,875	$1,232,646

Rambus Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2022	2021
Revenue:
Product revenue	$47,969	$30,781
Royalties	30,464	28,859
Contract and other revenue	20,617	10,742
Total revenue	99,050	70,382
Cost of revenue:
Cost of product revenue	18,397	11,410
Cost of contract and other revenue	624	1,556
Amortization of acquired intangible assets	3,378	4,386
Total cost of revenue	22,399	17,352
Gross profit	76,651	53,030
Operating expenses:
Research and development	39,815	32,354
Sales, general and administrative	26,906	23,562
Amortization of acquired intangible assets	409	229
Restructuring charges	—	368
Change in fair value of earn-out liability	1,200	—
Total operating expenses	68,330	56,513
Operating income (loss)	8,321	(3,483)
Interest income and other income (expense), net	1,360	2,981
Loss on extinguishment of debt	(66,497)	—
Loss on fair value adjustment of derivatives, net	(8,283)	—
Interest expense	(605)	(2,614)
Interest and other income (expense), net	(74,025)	367
Loss before income taxes	(65,704)	(3,116)
Provision for (benefit from) income taxes	514	(503)
Net loss	$(66,218)	$(2,613)
Net loss per share:
Basic	$(0.60)	$(0.02)
Diluted	$(0.60)	$(0.02)
Weighted average shares used in per share calculation
Basic	109,889	112,211
Diluted	109,889	112,211

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2022	2021
Cost of product revenue	$18,397	$11,410
Adjustment:
Stock-based compensation expense	(125)	(89)
Non-GAAP cost of product revenue	$18,272	$11,321

Total operating expenses	$68,330	$56,513
Adjustments:
Stock-based compensation expense	(7,653)	(6,412)
Acquisition-related costs and retention bonus expense	(2,575)	(655)
Amortization of acquired intangible assets	(409)	(229)
Restructuring charges	—	(368)
Expense on abandoned operating leases	(539)	(521)
Restatement and shareholder activist costs	—	(2,956)
Change in fair value of earn-out liability	(1,200)	—
Non-GAAP total operating expenses	$55,954	$45,372

Interest and other income (expense), net	$(74,025)	$367
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(1,827)	(2,842)
Non-cash interest expense on convertible notes	105	1,874
Loss on extinguishment of debt	66,497	—
Loss on fair value adjustment of derivatives, net	8,283	—
Realized loss on sale of marketable securities sold for the purpose of notes repurchase	688	—
Non-GAAP interest and other income (expense), net	$(279)	$(601)

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(Unaudited)

2022 Second Quarter Outlook	Three Months Ended June 30, 2022
(In millions)	Low	High
Forward-looking operating costs and expenses	$91.7	$87.7
Adjustments:
Stock-based compensation expense	(9.0)	(9.0)
Amortization of acquired intangible assets	(3.7)	(3.7)
Forward-looking Non-GAAP operating costs and expenses	$79.0	$75.0

Forward-looking interest and other income (expense), net	$0.9	$0.9
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(1.5)	(1.5)
Non-cash interest expense on convertible notes	0.1	0.1
Forward-looking Non-GAAP interest and other income (expense), net	$(0.5)	$(0.5)